Exhibit 10.4

April 17, 2013

Apollo Management VII, L.P.

9 West 57th Street

New York, NY 10019

Re:	Termination of Apollo Consulting Agreement

Reference is hereby made to that certain Consulting Agreement, dated as of September 30, 2010 (the “Consulting Agreement”), by and among EVERTEC Intermediate Holdings, LLC (f.k.a. Carib Holdings, Inc.), a limited liability company organized under the laws of the Commonwealth of Puerto Rico (“EVERTEC Holdings”), EVERTEC Group, LLC (f.k.a. EVERTEC, Inc.), a limited liability company organized under the laws of the Commonwealth of Puerto Rico (“EVERTEC LLC”), and Apollo Management VII, L.P., a Delaware limited partnership (“Apollo”). Capitalized terms used herein without definition shall have the meanings set forth in the Consulting Agreement.

EVERTEC, Inc. (f.k.a. Carib Latam Holdings, Inc.), a corporation organized under the laws of the Commonwealth of Puerto Rico (“EVERTEC”) and the ultimate parent company of EVERTEC Holdings and EVERTEC LLC, is pursuing an underwritten public offering of its equity securities (the “IPO”). In connection with the consummation of the IPO, the parties hereto desire to terminate the Consulting Agreement in accordance with the terms and conditions described in this letter agreement.

The parties hereto hereby agree that the Consulting Agreement shall automatically terminate upon the later to occur of (a) the consummation of the IPO on the “Closing Date” as defined in the underwriting agreement entered into by EVERTEC and the selling stockholders named therein in connection with the IPO (such date and time being referred to as the “IPO Closing”) and (b) receipt by Apollo of (i) a Lump Sum Payment of $8,525,976.33, which shall be paid to Apollo upon the IPO Closing, (ii) any and all expenses which are owed but have not been reimbursed in accordance with Section 4(c) of the Consulting Agreement, which expenses shall be paid to Apollo upon the IPO Closing, and (iii) any other unpaid fees and expenses owed, as of the termination of the Consulting Agreement, to Apollo pursuant to the Consulting Agreement (including, without limitation, fees payable pursuant to Sections 6 and 7 of the Consulting Agreement), which amounts shall be paid to Apollo upon the IPO Closing. The parties further agree that any payments set forth in this letter agreement may be paid to Apollo by EVERTEC, EVERTEC Holdings or EVERTEC LLC.

Upon the IPO Closing and the payment of the amounts set forth in this letter agreement, (i) the Consulting Agreement shall terminate, and shall be of no further force and effect, except that Section 5 (Indemnification) of the Consulting Agreement shall survive such termination and continue in full force and effect and (ii) no party to the Consulting Agreement shall have any further rights or obligations under the Consulting Agreement (other than Section 5 thereof).

This letter agreement contains the entire understanding of the parties with respect to its subject matter and supersedes any and all prior agreements, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

This letter agreement shall be binding upon and shall inure to the benefit of the successors and assigns of each of the parties hereto.

This letter agreement shall be governed and construed in accordance with the laws of the State of New York (without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws rules of the State of New York).

This letter agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

[Signature Page Follows]

Please acknowledge your consent and agreement by signing a counterpart hereof in the space provided below.

Sincerely,

EVERTEC, INC.

By:	/s/ Peter Harrington
Name:	Peter Harrington
Title:	President and CEO

EVERTEC INTERMEDIATE HOLDINGS, LLC

By:	/s/ Peter Harrington
Name:	Peter Harrington
Title:	President and CEO

EVERTEC GROUP, LLC

By:	/s/ Peter Harrington
Name:	Peter Harrington
Title:	President and CEO

AGREED AND ACCEPTED AS OF THE DATE SET FORTH ABOVE:

APOLLO MANAGEMENT VII, L.P.
By:	AIF VII Management, LLC, its General Partner

By:	/s/ Scott Ross
Name:
Title:

POPULAR, INC.

By:	/s/ Ivan Pagan
Name:	Ivan Pagan
Title:	SPV

[Signature Page to Termination of Apollo Consulting Agreement]

cc:	Apollo Management VII, L.P. 9 West 57th Street, 43rd Floor New York, New York 10019 Attention: Mark Becker	Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 Attention: Adam Weinstein, Esq.